Exhibit 5.1

e-mail:
badderley@applebyglobal.com

direct dial:
Tel 441-298-3243
Montpelier Re Holdings Ltd.	Fax 441-298-3340
Montpelier Place
8 Par-la-Ville Road	your ref:
Hamilton HM08
Bermuda	appleby ref:
DBA/sr/139851.4

By Email

Dear Sirs	11th June 2009

Montpelier Re Holdings Ltd. (the “Company”) - Registration Statement on Form S-3

We have acted as Bermuda counsel to the Company, and this opinion as to Bermuda law is addressed to you, in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement (as defined in the Schedule to this opinion) in relation to the Company registering debt securities (the “Debt Securities”), preference shares (the “Preference Shares”), common shares of par value US$0.01 (the “Common Shares”), Warrants to purchase Common Shares, Warrants to purchase Preference Shares, Warrants to Purchase Debt Securities, collectively (the “Warrants”) and issued Common Shares that may be offered and sold by certain shareholders (the “Selling Shareholders Shares”).  The Debt Securities, the Preference Shares, the Common Shares, the Warrants and the Selling Shareholders Shares are collectively referred to as the “Securities”.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”).

Unless otherwise defined herein or in the Schedule to this opinion, terms defined in the Registration Statement have the same meanings when used in this opinion.

Assumptions

In stating our opinion we have assumed:

(a)           the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)           that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)           the genuineness of all signatures on the Documents;

(d)           the authority, capacity and power of each of the persons signing the Documents which we have reviewed (other than the Directors or Officers of the Company);

(e)           that any representation, warranty or statement of fact or law, other than as to Bermuda law, made in any of the Documents is true, accurate and complete;

(f)            that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(g)           that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(h)           that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the issuance of the Securities or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation to be performed or action to be taken as described in the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(i)            that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record (i) the resolutions passed by the Board of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout, and (ii) that there is no matter affecting the authority of the Directors not disclosed by the Constitutional Documents, the Company Search, the Litigation Search, or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(j)            that, when the Directors of the Company passed the Resolutions, each of the Directors discharged his fiduciary duties to the Company and acted honestly and in good faith with a view to the best interests of the Company;

(k)           that the Company will at the relevant time of issuance or transfer of any of the Securities hold the necessary permissions of the Bermuda Monetary Authority for such issuance or transfer;

(l)            that the Selling Shareholders Shares are existing issued shares as at the date of this opinion and that, at the relevant time of sale of any Selling Shareholders Shares by any holder thereof, such holder is the registered holder of the Selling Shareholders Shares to be sold by such holder (or otherwise entitled to direct the transfer of those Selling Shareholders Shares) free of any encumbrance and that such Selling Shareholders Shares are fully paid;

(m)          that the Company has filed the Registration Statement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the activities contemplated by the Registration Statement would benefit the Company; and

(o)           that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981, as amended, relating to prospectuses and public offerings (“Prospectuses and Public Offers”).

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)           The Company is an exempted company validly organised and existing and in good standing under the laws of Bermuda.

(2)           All necessary corporate action required to be taken by the Company in connection with the issuance by the Company of the Securities pursuant to Bermuda law will have been taken by or on behalf of the Company.

(3)           When issued pursuant to the Resolutions and delivered against payment therefore in the circumstances referred to or summarised in the Registration Statement, the Preference Shares and the Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

(4)           The statements in the prospectus included in the Registration Statement under the captions “Description of Share Capital,” and “Enforcement of Civil Liabilities Under United States Federal Securities Laws and Other Matters,” insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

Reservations

We have the following reservations:

(a)           We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b)           In paragraph (1) above, the term “good standing” means only that the Company has received a Certificate of Compliance from the Registrar of Companies in Hamilton, Bermuda.

(c)           Any reference in this opinion to shares being “non-assessable” means, in relation to fully paid shares of the Company, and subject to any contrary provision in any agreement in writing between the Company and the holder of the shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(d)           Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)            details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)           details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)          whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)          whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)           whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“Overseas Companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such Overseas Companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(e)           In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(f)            In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(g)           Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

Disclosure

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the SEC. We consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our Firm under the captions “Material Tax Considerations,” “Enforcement of Civil Liabilities Under United States Federal Securities Laws and Other Matters” and “Validity of the Securities” in the prospectus forming a part of the Registration Statement.  As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda, and accordingly our firm does not admit to being an expert within the meaning of the Securities Act.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.  This opinion may be relied upon by Cravath, Swaine & Moore LLP solely for the purpose of the delivery of an opinion on behalf of the Company in respect of the Registration Statement.

Yours faithfully

/s/ APPLEBY

Appleby

SCHEDULE

1.             The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 11th June 2009 (the “Company Search”).

2.             The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 11th June 2009 in respect of the Company (the “Litigation Search”).

3.             Certified copies of the Certificate of Incorporation, Certificate of Registration of Altered Memorandum of Association, Amended Memorandum of Association, Certificate of Deposit of Memorandum of Increase of Share Capital and Bye-Laws of the Company adopted on 21 May 2008 (the Certificate of Incorporation, Certificate of Registration of Altered Memorandum of Association, the Amended Memorandum of Association, the Certificate of Deposit of Memorandum of Increase of Share Capital and the Bye-Laws are collectively referred to as the “Constitutional Documents”).

4.             A certified copy of the “Tax Assurance”, dated 11 December 2001, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

5.             Certified copy of the Minutes of the Meeting of the Board of Directors of the Company held on 27th February 2009 (the “Resolutions”).

6.             A Certificate of Compliance, dated 11th June 2009 issued by the Ministry of Finance in respect of the Company.

7.             A copy of the registration statement on Form S-3 of the Company filed  11th June 2009 (the “Registration Statement”).